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                                                                     Exhibit 3.2











                              CORNING VITRO CORPORATION

                                A Delaware Corporation








                                       BY-LAWS

                               Adopted October 18, 1991


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                              CORNING VITRO CORPORATION

                                A Delaware Corporation

                                       BY-LAWS

                                  TABLE OF CONTENTS




                                      ARTICLE I

                                     STOCKHOLDERS

Section 1.01    Annual Meetings. . . . . . . . . . . . . . . . . . . . .  1
Section 1.02    Special Meetings . . . . . . . . . . . . . . . . . . . .  1
Section 1.03    Notice of Meetings . . . . . . . . . . . . . . . . . . .  1
Section 1.04    Business Transacted at Special Meetings of
     Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.05    Quorum . . . . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.06    Consent of Stockholders in Lieu of Meeting . . . . . . .  2

                            ARTICLE II

                        BOARD OF DIRECTORS

Section 2.01    General Powers . . . . . . . . . . . . . . . . . . . . .  2
Section 2.02    Number and Term of Office. . . . . . . . . . . . . . . .  2
Section 2.03    Election of Directors. . . . . . . . . . . . . . . . . .  2
Section 2.04    Annual and Regular Meetings. . . . . . . . . . . . . . .  2
Section 2.05    Special Meetings; Notice . . . . . . . . . . . . . . . .  3
Section 2.06    Telephonic Meetings. . . . . . . . . . . . . . . . . . .  3
Section 2.07    Quorum and Vote. . . . . . . . . . . . . . . . . . . . .  3
Section 2.08    Action Without a Meeting . . . . . . . . . . . . . . . .  3
Section 2.09    Manner of Acting . . . . . . . . . . . . . . . . . . . .  3
Section 2.10    Resignations . . . . . . . . . . . . . . . . . . . . . .  3
Section 2.11    Removal of Directors . . . . . . . . . . . . . . . . . .  3
Section 2.12    Vacancies and Newly Created Directorships. . . . . . . .  4
Section 2.13.    Reliance on Accounts and Reports, etc.. . . . . . . . .  4
Section 2.14    Committees . . . . . . . . . . . . . . . . . . . . . . .  4


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                                                                            Page
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                                     ARTICLE III

                                       OFFICERS

Section 3.01    Number and Designation . . . . . . . . . . . . . . . . .  4
Section 3.02    Additional Officers. . . . . . . . . . . . . . . . . . .  5
Section 3.03    Election . . . . . . . . . . . . . . . . . . . . . . . .  5
Section 3.04    Removal and Vacancies. . . . . . . . . . . . . . . . . .  5
Section 3.05    Duties of the Chairman of the Board of Directors . . . .  5
Section 3.06    Duties of the President. . . . . . . . . . . . . . . . .  5
Section 3.07    Duties of the Vice President . . . . . . . . . . . . . .  5
Section 3.08    Duties of the Secretary. . . . . . . . . . . . . . . . .  5
Section 3.09    Duties of the Treasurer. . . . . . . . . . . . . . . . .  6
Section 3.10    Duties of the Controller . . . . . . . . . . . . . . . .  6

                            ARTICLE IV

                    EXECUTION OF INSTRUMENTS;
                        DEPOSITS; FINANCES

Section 4.01    General. . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 4.02    Corporate Indebtedness . . . . . . . . . . . . . . . . .  6
Section 4.03    Checks, Drafts, etc. . . . . . . . . . . . . . . . . . .  7
Section 4.04    Deposits . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 4.05    Dividends. . . . . . . . . . . . . . . . . . . . . . . .  7
Section 4.06    Fiscal Year. . . . . . . . . . . . . . . . . . . . . . .  7

                            ARTICLE V

                          CAPITAL STOCK

Section 5.01    Certificates of Stock. . . . . . . . . . . . . . . . . .  7

                            ARTICLE VI

                          SEAL; OFFICES

Section 6.01    Seal . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 6.02    Offices. . . . . . . . . . . . . . . . . . . . . . . . .  8

                           ARTICLE VII

                            AMENDMENTS

Section 7.01    Amendments . . . . . . . . . . . . . . . . . . . . . . .  8


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                                         -1-


                                       BY-LAWS

                                          OF

                              CORNING VITRO CORPORATION



                                      ARTICLE I

                                     STOCKHOLDERS


Section 1.01 ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place either within or outside the State of Delaware and at 11:00 A.M. local time on the first Thursday in February (or, if such is a legal holiday, then on the next succeeding business day), or at such other time and date as shall be fixed from time to time by resolution of the Board of Directors and as set forth in the notice of the meeting.

Section 1.02 SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors, if any, or by the President (or, in the absence or disability of the Chairman of the Board and the President, by any Vice President), or by the Board of Directors. Such special meetings of the stockholders shall be held at such places, within or outside the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.

Section 1.03 NOTICE OF MEETINGS. The Secretary or any Assistant Secretary shall cause written notice of the time and place of each meeting of the stockholders to be mailed, telexed or cabled, at least ten but not more than fifty days prior to the meeting, to each stockholder of record entitled to vote at his post-office, telex or cable address, as the case may be, as such address appears on the books of the Corporation at the time such notice is dispatched. Such further notice shall be given as may be required by law. Notice of any meeting of stockholders need not be given to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting. Notice of any adjourned meeting of the stockholders of the Corporation need not be given.

Section 1.04    BUSINESS TRANSACTED AT SPECIAL MEETINGS OF
STOCKHOLDERS. Business transacted at any special meeting of stockholders shall not be limited to the purposes stated in the notice thereof.

Section 1.05 QUORUM. Except as at the time otherwise required by statue or by the Certificate of Incorporation, the presence at any stockholders' meeting, in person or by proxy, of the holders of record of shares of stock (of any class) entitled to vote at the meeting, aggregating a majority of the total number of shares of stock of all classes then issued and

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                                         -2-


outstanding and entitled to vote at the meeting, shall be necessary and sufficient to constitute a quorum for the transaction of business.

Section 1.06 CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. To the extent provided by any statute at the time in force, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any statute, by the Certificate of Incorporation or by these By-Laws, the meeting and vote of stockholder may be dispenses with if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitle to vote thereon were present and voted shall consent in writing to such corporate action being taken.


                                      ARTICLE II

                                  BOARD OF DIRECTORS

Section 2.01 GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all the powers of the Corporation, whether derived from law or the Certificate of Incorporation, except such powers as are, by statute, by the Certificate of Incorporation or by these By-Laws, vested solely in the stockholders of the Corporation. No director need be a stockholder of the Corporation.

Section 2.02 NUMBER AND TERM OF OFFICE. The number of Directors may be fixed from time to time by resolution of the Board of Directors. Each Director (whenever elected) shall hold office until his successor shall have been elected and shall qualify, or until his death, or until he shall have resigned in the manner provided in Section 2.10 hereof or shall have been removed in the manner provided in Section 2.11 hereof.

Section 2.03    ELECTION OF DIRECTORS.  Except as otherwise provided in Sections
2.11 and 2.12 hereof, the Directors shall be elected annually at the annual meeting of the stockholders. In the event of the failure to elect Directors at an annual meeting of the stockholders, then Directors may be elected at any regular or special meeting of stockholders entitled to vote for election of Directors, provided that notice of such meeting shall contain mention of such purpose.

Section 2.04 ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors, for the choosing of officers and for the transaction of such other business as may come before the meeting, shall be held in each year as soon as possible after the annual meeting of the stockholders at the place of such annual meeting of the stockholders, and notice of such annual meeting of the Board of Directors shall not be required to be given. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place (which may be within or outside the State of Delaware) thereof. Notice of such regular meetings need not be given; provided, however, that in case the Board of Directors shall fix or change the time or place of regular meetings, notice of such action

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shall be mailed, telexed or cabled promptly to each Director who shall not have been present at the meeting at which such action was taken.

Section 2.05 SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President (or, in the absence or disability of the Chairman of the Board and the President, by any Vice President), or by any two Directors, at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof. Special meetings of the Board of Directors may be called on three days' notice to each director, personally or by telephone, facsimile, telex, or cable, or on seven
days' notice by mail.   Notice of any special meeting need not be given to any
Director who shall be present at such meeting, or to any Director who shall waive notice of such meeting in writing, whether before or after the time of such meeting, and any business may be transacted thereat. No notice need be given of any adjourned meeting.

Section 2.06 TELEPHONIC MEETINGS. Directors may participate in a meeting of the Board of Directors, or a meeting of any committee designated by the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

Section 2.07 QUORUM AND VOTE. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors under Section
2.02 hereof shall be necessary and sufficient to constitute a quorum for the transaction of business. Except when otherwise required by statute, the vote of a majority of the total number of Directors present and acting at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, until a quorum shall be present.

Section 2.08 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any meeting of a Committee of the Board of Directors may be taken without a meeting, if written consents thereto are signed by all members of the Board or Committee and such written consents are filed with the minutes of proceedings of the Board.

Section 2.09 MANNER OF ACTING. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 2.10 RESIGNATIONS. Any Director may resign at any time by delivering a written resignation to the Chairman of the Board, if any, the President, a Vice President, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 2.11 REMOVAL OF DIRECTORS. Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director, given at a

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special meeting of such stockholders called for the purpose; provided, however, that if less than the entire Board is to be removed, no Director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by a vote of the stockholders entitled to vote for the election of the Directors so removed. If such stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 2.12 hereof.

Section 2.12 VACANCIES AND NEWLY CREATED DIRECTORSHIPS. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. Any such vacancies or newly created Directorships may also be filled by a vote of the stockholders entitled to vote for the election of Directors.

Section 2.13. RELIANCE ON ACCOUNTS AND REPORTS, ETC. A Director, or a member of any committee designated by the Board of Directors, in the performance of his duties, shall be fully protected in relying in good faith on the books of accounts or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or by any such committee, or in relying in good faith upon other records of the Corporation.

Section 2.14 COMMITTEES. The Board of Directors shall designate at least two of its members to each of the following standing Committees of the Board, and shall by resolution delegate such matters to such committees as it shall in its discretion determine: Management & Compensation, Finance & Audit, and Government Affairs. The Board may establish such other committees having such responsibilities and composition as it shall from time to time by resolution determine.


                                     ARTICLE III

                                       OFFICERS

Section 3.01 NUMBER AND DESIGNATION. The officers of the Corporation shall be chosen by the Board of Directors and shall include Chairman of the Board, a President, a Vice President, a Secretary, a Controller and a Treasurer who shall hold office until their successors are chosen and qualify. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any one or more of such Vice Presidents may be designated as Executive or Senior Vice President. Any number of offices may be held by the same person, except that no person shall simultaneously hold the offices of Chairman or President and Secretary, Treasurer or Controller.
The Chairman shall be

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                                         -5-


member of the Board of Directors. The Board may also designate any Vice Presidents as Chief Financial Officer and as General Counsel.

Section 3.02 ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3.03 ELECTION. The Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting, shall choose the officers of the Corporation. If any officers are not chosen at an annual meeting, such officers may be chosen at any subsequent regular or special meeting.

Section 3.04 REMOVAL AND VACANCIES. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, either with or without cause. Any vacancy occurring in any office or the Corporation shall be filled by the Board of Directors.

Section 3.05 DUTIES OF THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if present, shall preside at all stockholders' meetings and all meetings of the Board at which he is present and shall have such other duties as shall be assigned to him or her by the Board of Directors. The Chairman shall be the Chief Executive Officer of the Corporation.

Section 3.06 DUTIES OF THE PRESIDENT. The President shall have direct charge of the business of the Corporation, subject to the general control of the Board of Directors, and shall be the Chief Operating Officer of the Corporation and member of the Board of Directors. In the absence of the Chairman of the Board or if no Chairman of the Board has been chosen, the President shall also have the duties of the Chairman of the Board.

Section 3.07 DUTIES OF THE VICE PRESIDENT. In the event of the absence or disability of the Chairman of the Board and the President, the Executive or Senior Vice President, or if absent, any Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Except where by law the signature of the President is required, each of the Vice Presidents shall possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Corporation. Any Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors or by the President.

Section 3.08 DUTIES OF THE SECRETARY. The Secretary shall, if present, act as Secretary of, and keep the minutes of, all the proceedings of the meetings of the stockholders and of the Board of Directors and of any committee of the Board of Directors in one or more books to be kept for that purpose; shall perform such other duties as shall be assigned to him or her by

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the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary.

Section 3.09 DUTIES OF THE TREASURER. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the Corporation and shall have the care and custody of all funds and securities of the Corporation. He or she shall disburse and funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions as Treasurer and shall perform such other duties as may be assigned to him or her by the President of the Board of Directors; and, in general, shall perform all duties incident to the office of Treasurer.

Section 3.10 DUTIES OF THE CONTROLLER. The Controller shall be the chief accounting officer of the Corporation. He or she shall keep or cause to be kept all books of account and accounting records of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation. He or she shall prepare or cause to be prepared appropriate financial statements for the Corporation and shall perform such other duties as may be assigned to him or her by the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Controller.


                                      ARTICLE IV

                         EXECUTION OF INSTRUMENTS; DEPOSITS;
                                       FINANCES

Section 4.01 GENERAL. Subject to the provisions of Sections 4.02 and 4.03 hereof, all deeds, documents, transfers, contracts, and agreements and other instruments requiring execution by the Corporation shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or Secretary, or an Assistant Treasurer an Assistant Secretary, or as the Board of Directors may otherwise from time to time authorize by resolution. Any such authorization may be general or confined to specific instances.

Section 4.02 CORPORATE INDEBTEDNESS. No loan shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorizations of the Board may be general or confined to specific instances. Loans authorized by the Board of Directors may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans as the Board shall authorize shall be made, executed and delivered as the Board of Directors shall authorize. All notes and other obligations or evidences of indebtedness permitted hereunder without authorization of the Board of Directors shall be signed by both the President and either the Secretary or the Treasurer. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or goodwill of the Corporation, whether then owned


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                                         -7-


or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness to the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

Section 4.03 CHECKS, DRAFTS, ETC. All checks, drafts, bills of exchange or orders for the payment of money, issued in the name of the Corporation, shall be signed only by the Treasurer or such other person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances; and unless so designated, no person shall have any power or authority thereby to bind the Corporation or to pledge its credit or to render it liable.

Section 4.04 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation shall be endorsed, assigned and delivered by the Treasurer or such other person or persons and in such manner as may from time to time be designated by the Board of Directors.

Section 4.05 DIVIDENDS. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Such declaration may be continuing or limited to a specific payment or distribution. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation.

Section 4.06 FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by resolution of the Board of Directors.


                                      ARTICLE V

                                    CAPITAL STOCK

Section 5.01 CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

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                                         -8-


                                      ARTICLE VI

                                    SEAL; OFFICES

Section 6.01 SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.02 OFFICES. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within or outside the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                     ARTICLE VII

                                      AMENDMENTS

Section 7.01 AMENDMENTS. These By-Laws may only be altered or repealed and new By-Laws adopted by resolution of the Board of Directors and the vote or written consent of holders of not less than two-thirds of the outstanding Common Stock.